Exhibit 24
                                POWER OF ATTORNEY


     I, the undersigned Director and/or Officer of Chemfab Corporation (the "Company"), hereby severally constitute and appoint Duane C. Montopoli, Laurence
E. Richard, and David L. Engel, and each of them, my true and lawful attorney and agent to sign for me, and in my name and in the capacity or capacities indicated below, the Company's Registration Statement on Form S-8, to be filed at or about the end of June 1996, registering under the Securities Act of 1933, as amended (the "Act"), additional shares of the Company's Common Stock issuable or transferable on exercise of options under the Company's Amended and Restated 1991 Stock Option Plan, and registering under the Act for reoffer, shares of the Company's Common Stock issuable or transferable on exercise of options under the Company's Amended and Restated 1991 Stock Option Plan.


Signature                           Title                       Date

/s/ Duane C. Montopoli              President,                  June 24, 1996
Duane C. Montopoli                  Chief Executive
                                    Officer and Director

/s/ Laurence E. Richard             Corporate Controller        June 21, 1996
Laurence E. Richard                 (principal financial
                                    and principal
                                    accounting officer)



/s/ Paul M. Cook                    Director                   June 24, 1996
Paul M. Cook



/s/ Warren C. Cook                  Director                   June 17, 1996
Warren C. Cook



/s/ Robert E. McGill III            Director                   June 24, 1996
Robert E. McGill III



/s/ James E. McGrath                Director                   June 22, 1996
James E. McGrath



/s/ Nicholas Pappas                 Director                   June 17, 1996
Nicholas Pappas